Pre-Approved Defined Contribution Plan – 06/30/2020 PS Plan 83679-1733555579AA  2020 FMR LLC All rights reserved. 1 1.13 EXCEPTIONS TO CONTINUING ELIGIBILITY REQUIREMENTS (a)  Death, Disability, and Retirement Exceptions - All Participants who become disabled, as defined in Section 1.15, retire, as provided in Subsection 1.14(a), (b), or (c), or die are excepted from any last day or Hours of Service requirement. For purposes of this Section, any Participant who dies while performing qualified military service as defined in Code Section 414(u)(5) will be excepted from any last day or Hours of Service requirement. Docusign Envelope ID: 0458EEE9-AB6C-4B79-AAF1-01F238C2C68B

Pre-Approved Defined Contribution Plan – 06/30/2020 PS Plan 83679-1733555579AA  2020 FMR LLC All rights reserved. 2 AMENDMENT EXECUTION PAGE Plan Name: RYAM 401(k) Plan for Salaried Employees (the "Plan") Employer: Rayonier Advanced Materials Inc. [Note: These execution pages are to be completed in the event the Employer modifies any prior election(s) or makes a new election(s) in this Adoption Agreement. Attach the amended page(s) of the Adoption Agreement to these execution pages.] The following section(s) of the Plan are hereby amended effective as of the date(s) set forth below: Section Amended Effective Date 1.13 01/01/2025 Additional Provisions Addendum 01/01/2025 IN WITNESS WHEREOF, the Employer has caused this Amendment to be executed on the date given below. Employer: Rayonier Advanced Materials Inc. Employer: Rayonier Advanced Materials Inc. By: By: Title: Title: Date: Date: Note: Only one authorized signature is required to execute this Adoption Agreement unless the Employer's corporate policy mandates two authorized signatures. Note: This page may be duplicated, if needed, to allow separate execution when the Employer indicated in Section 1.02(a) is changing. Docusign Envelope ID: 0458EEE9-AB6C-4B79-AAF1-01F238C2C68B CAO and SVP, HR 12/13/2024 | 5:11:31 AM EST

Pre-Approved Defined Contribution Plan – 06/30/2020 PS Plan 83679-1733555579AA  2020 FMR LLC All rights reserved. 3 ADDITIONAL PROVISIONS ADDENDUM for Plan Name: RYAM 401(k) Plan for Salaried Employees (a) Additional Provision(s) – The following provisions supplement and/or, to the degree described herein, supersede other provisions of this Adoption Agreement and the Basic Plan Document in the following manner: (1) The following replaces Subsection 1.08(a): (a) Future Employee Contributions - Participants may make voluntary, non-deductible, after-tax Employee Contributions pursuant to Section 5.04 of the Basic Plan Document. The Employee Contribution made on behalf of an Active Participant each payroll period shall be in accordance with the following: (1) The contribution limit is 100% of Compensation. (2) The minimum contribution is 1% of Compensation. Note: The ability to make Employee Contributions is a benefit, right or feature subject to discrimination testing under Code Section 401(a)(4). If a minimum percentage is specified above, it should be reviewed to be sure that under the facts and circumstances of the Plan, Employee Contributions are effectively available to employees who are not Highly Compensated Employees. (3) The sum of a Participant's Deferral Contributions plus his Employee Contributions cannot exceed 100% of Compensation. (2) The following is added at the end of Subsection 1.09 as a new subsection: (d) Indirect Rollovers - An Eligible Employee may also elect to contribute all or a portion of an eligible rollover distribution within the maximum permissible period of time for the Eligible Employee to contribute such a distribution. Docusign Envelope ID: 0458EEE9-AB6C-4B79-AAF1-01F238C2C68B